Exhibit 99.1

Press Release #201915	FOR IMMEDIATE RELEASE	December 30, 2019

Enertopia announces Delisting from the Canadian Securities Exchange

Kelowna, BC-Enertopia Corporation (ENRT) on the OTCQB and (TOP) on the CSE (the "Company" or "Enertopia") announces the delisting of its common shares from the CSE effective December 31, 2019.

The Company has recently been evaluating various options and alternatives to allow for the expansion of its business activities and has considered all measures necessary to preserve its operations, which includes assessing cost cutting measures to preserve its working capital position.

The delisting will be subject to final approval by the CSE. Subsequent to delisting, the Company will continue to be a reporting issuer in certain jurisdictions in Canada and USA and will remain subject to continuous disclosure requirements. TOP's current shareholders will remain shareholders of the Company. The Company's common shares will continue to trade on the OTC under the ENRT symbol.

The Company is continuing to explore strategic alternatives which may include without limitation the sale of the Company or merger or other business combinations such as joint ventures or other strategic alliances.

The Company has also accepted the resignation letters from Director Kristian Ross and Director Kevin Brown. The Company wishes to thank them for their hard work in trying to move the Company forward during the brutal financing period over the past two years.

The Company has not established a definitive timeline to complete its review and no decision on any particular alternative has been reached at this time. There can be no assurance that this process will result in the successful conclusion of any specific transaction. The Company's Clayton Valley property is in good standing and the Company will continue to work on further solution testing as funds allow. In accordance with its current and periodic reporting requirements, the Company will disclose further developments with respect to this process pursuant to such obligations.

About Enertopia:

Enertopia shares are quoted in Canada with symbol TOP and in the United States with symbol ENRT. For additional information, please visit www.enertopia.com or call Robert McAllister, the President at 1.250.870.2219

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, potential and financing of its mining or technology projects, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements.  Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes in the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates.  There can be no assurance that a lithium resource will be outlined at the Clayton Valley, NV project or the testing for the brine recovery system will be effective for the recovery of Lithium and if effective will be economic or have any positive impact on Enertopia, or Enertopia will be able to source sustaining capital to remain listed. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release